Exhibit 10.1

LETTER AGREEMENT

August 22, 2023

Blockchain Coinvestors Acquisition Corp. I

Re:	Business Combination Agreement Extension and Acknowledgement

Ladies and Gentleman:

Reference is made to the Business Combination Agreement (the “Agreement”), dated as of November 10, 2022, by and among Blockchain Coinvestors Acquisition Corp. I, an exempted company incorporated in the Cayman Islands with limited liability (“BCSA”), BCSA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Qenta Inc., a Delaware corporation (the “Company” and collectively with BCSA and Merger Sub, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Agreement.

Pursuant to Section 5.16(a) of the Agreement, the Company was required to deliver the Closing Company Financial Statements, including with respect to the Company’s 2021 fiscal year, no later than January 31, 2023 (the “Financial Statement Deadline”). Pursuant to Section 7.1(h), BCSA has the right to terminate the Agreement as a result of the Company’s not delivering the Closing Company Financial Statements by the Financial Statement Deadline (the “Financial Statement Termination Right”).

In addition, by its charter BCSA must liquidate if it fails to engage in a business combination by November 15, 2023.

For good and other valuable consideration, the Parties agree as follows:

1. The Termination Date of November 10, 2023 specified in Section 7.1(d) of the Agreement is hereby extended until November 15, 2024.

2. The Company acknowledges and agrees that, subject to the Company’s compliance with this letter agreement, BCSA intends to extend the date upon which BCSA must complete its business combination (the “Extension”) and that BCSA may redeem any number of Class A Shares subject to redemption with amounts from the Trust Account consistent with BCSA’s Amended and Restated Memorandum and Articles of Association (the “Articles”). In connection with the Extension and the redemption contemplated by this Section 2, BCSA may make such amendments to the Articles as BCSA deems necessary or appropriate, including to eliminate the Redemption Limitation (as defined in the Articles) and to facilitate the issuance of Class A ordinary shares upon the conversion of Class B ordinary shares.

3. If requested by BCSA, the Company will negotiate in good faith and use commercially reasonable efforts to amend the Agreement to restructure the transactions contemplated by the Agreement to facilitate the consummation of the business combination within the timeframe contemplated by the Agreement, in a manner that also reasonably preserves the economic substances and rights and obligations of the Parties.

4. The Company shall deliver to BCSA on or before the deadlines to be specified in a supplement delivered with this letter agreement (collectively, the “Financial Information Deadlines”):

a) The consolidated balance sheets of the Company as of September 30, 2022 and the related consolidated statements of operations and comprehensive loss and cash flows of the Company for the year then ended, in each case audited by Ernst & Young LLP and meeting the requirements of Regulation S-X (17 CFR part 210) and the PCAOB (collectively, the “2022 Audited Financial Statements”);

b) All other financial statements and information required to be included in a registration statement on Form S-4 to be filed confidentially in connection with the Transactions (other than the 2023 Audited Financial Statements, as defined below), and the consent of Ernst & Young LLP for inclusion of its audit report in the Form S-4 (collectively, the “S-4 Financial Information and Consent”); and

c) The consolidated balance sheets of the Company as of September 30, 2023 and the related consolidated statements of operations and comprehensive loss and cash flows of the Company for the year then ended, in each case audited by Ernst & Young and meeting the requirements of Regulation S-X (17 CFR part 210) and the PCAOB (collectively, the “2023 Audited Financial Statements,” and together with the 2022 Audited Financial Statements and S-4 Financial Information and Consent, the “Specified Financial Information”).

5. BCSA has not waived, and by cooperating with Qenta’s delivery of financial statements and information at a later date and continuing to use reasonable best efforts to consummate and make effective the Transactions does not and will not waive, the Financial Statement Termination Right or any other right or remedy available to BCSA under the terms of the Agreement, which Financial Statement Termination Right and other rights exist and shall continue to be available to BCSA; provided, however, that BCSA agrees not to exercise the Financial Statement Termination Right unless the Company fails to deliver any of the Specified Financial Information by the applicable Financial Information Deadline.

6. As of the date of this letter agreement, the Company has no right to terminate the Agreement under the terms of the Agreement and there has occurred no breach of the Agreement by BCSA or Merger Sub, with or without notice or passage of time.

7. Except as expressly waived, modified or amended hereby, the Agreement shall remain in full force and effect.

[Signature Pages Follow]

Very truly yours,

QENTA INC.

By:	/s/ Brent de Jong
Name: Brent de Jong
Title: Chairman and CEO

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

By:	/s/ Lou Kerner
Name: Lou Kerner
Title: Chief Executive Officer

BCSA MERGER SUB, INC.

By:	/s/ Lou Kerner
Name: Lou Kerner
Title: Chief Executive Officer

[SIGNATURE PAGE TO LETTER AGREEMENT]